Exhibit 10.3
CA, Inc. Change in Control Severance Policy
(Amended and Restated Effective September 10, 2008)
(Schedules as of July 27, 2010)
Schedule A
(2.99 Multiple)
Chief Executive Officer (William E. McCracken)
Executive Vice President and Chief Financial Officer (Nancy E. Cooper)
Executive Vice President and Group Executive, Customer Solutions Group (David C. Dobson)
Executive Vice President and Group Executive, Worldwide Sales and Operations (George J. Fischer)
[Employees may be added or eliminated from time to time]
Schedule B
(2.00 Multiple)
Executive Vice President, Risk, and Chief Administrative Officer (Phillip J. Harrington)
Executive Vice President and General Counsel (Amy Fliegelman Olli)
[Employees may be added or eliminated from time to time]
Schedule C
(1.00 Multiple)
Executive Vice President, Development and Technology (Ajei S. Gopal)
Executive Vice President, Corporate Strategy (Jacob Lamm)
Corporate Controller (Richard J. Beckert)
[Employees may be added or eliminated from time to time]